TERM NOTE

$1,500,000                                                         June 13, 1997

     FOR VALUE RECEIVED, the undersigned, CAREADVANTAGE, INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay on or before June 30, 2000 (the "Term Loan Maturity Date"), to the order of SUMMIT BANK, a banking institution of the State of New Jersey (the "Bank"), at the office of the Bank located at 210 Main Street, Hackensack, New Jersey 07601, or at such other location as the Bank shall designate, in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (i) $1,500,000 or (ii) so much thereof as shall have been advanced (the "Term Advances") by the Bank to the Borrower under the Term Loan described in Section 2.1 of that certain Credit Agreement by and among the Borrower, Blue Cross and Blue Shield of New Jersey, Inc., as guarantor, and the Bank dated as of the date hereof (the "Credit Agreement"). Terms defined in the Credit Agreement shall have the same meaning when used herein. All of the terms and provisions of the Credit Agreement are incorporated herein by reference as if set forth at length herein.

     The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time in accordance with the terms and provisions of the Credit Agreement. The unpaid principal amount hereof shall bear interest commencing with the date hereof at the rates set forth in the Credit Agreement.

     Interest shall be payable in arrears and shall be calculated on the basis of a 360-day year (having 12 months of 30 days each) for the actual number of days elapsed.

     The principal and interest of this Note shall be payable in accordance with, and on the dates specified in, the Credit Agreement.

     All Term Advances made by the Bank to the Borrower hereunder shall be noted by the Bank on any schedule or other computer record which may now or hereafter be annexed hereto, and the Bank is authorized to make such notations and to annex such schedule or computer record which shall be prima facie evidence of the principal amount outstanding hereunder at any time; provided, however, that any failure to make such a notation (or any error in notation) shall not limit or otherwise affect the obligation of the Borrower hereunder which is and shall remain absolute and unconditional.

     In the event that any payment  shall not be received by the Bank within ten
(10) days of the due date, the Borrower shall,


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to the  extent  permitted  by law,  pay to the  Bank a late  charge  (the  "Late
Charge") equal to five percent (5%) of the overdue payment to cover the extra expense involved in handling delinquent payments, but in no event shall any Late Charge be less than $25 or more than $2,500. The term "payment" shall be construed to include principal, interest, fees and any other amount due under the terms of this Note or any of the other Loan Documents. Acceptance by the Bank of payment of a Late Charge shall in no way be construed to be an election of remedies or waiver by the Bank of any of its rights at law or under the terms of any of the Loan Documents. Any such Late Charge assessed is immediately due and payable.

     This Note is secured by the Collateral described and defined in the Pledge Agreement.

     The Bank may declare this Note to be immediately due and payable if any Event of Default under the Credit Agreement or any of the other Loan Documents shall have occurred and be continuing.

     If any Event of Default shall have occurred and be continuing, the Bank may, in addition to such other and further rights and remedies as provided by law or under any of the Loan Documents, (i) collect interest on any overdue amount from the date when due until paid at a rate per annum equal to the Base Rate plus three (3%) percent, (ii) setoff such amount against any deposit account maintained in the Bank by the Borrower, and such right of setoff shall be deemed to have been exercised immediately upon such stated or accelerated maturity even though such setoff is not noted on the Bank's records until a later time and (iii) hold as security any property heretofore or hereafter delivered into custody, control or possession of the Bank or any entity acting as agent for the Bank by any person liable for the payment of this Note.

     This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     Should the indebtedness represented by this Note or any part hereof be collected at law or in equity, or in bankruptcy, receivership, or any other court proceeding, or should this Note be placed in the hands of attorneys for collection upon default, the Borrower agrees to pay, in addition to the principal and interest due and payable hereon, all reasonable costs of collecting or attempting to collect this Note, including reasonable attorneys' fees and expenses.

     This Note shall be and remains in full force and in no way impaired until the actual payment in full thereof to the Bank, its successors or assigns.

     Anything  herein to the contrary  notwithstanding,  the


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obligations  of the Borrower  under this Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by the Bank would be contrary to provisions of law applicable to the Bank limiting the maximum rate of interest which may be charged or collected by the Bank.

     The Borrower and all endorsers and guarantors of this Note hereby waiver presentment, demand for payment, protest and notice of dishonor of this Note.

     This Note is binding upon the Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns.

     This Note and the rights and obligations of the parties hereto shall be subject to and governed by the laws of the State of New Jersey.

     IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed by its authorized officers, as of the day and year above written.

ATTEST                                     CAREADVANTAGE, INC.

By:____________________________        By:______________________________
   Name:                                  Name:
   Title:                                 Title:


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